Exhibit 99.1

Calyxt Reports Fourth Quarter 2022 Financial Results and Provides Corporate Update

—Announced proposed merger with Cibus Global and filed initial registration statement on Form S-4—

—Current customer projects under development are on track—

—Signed agreement with Evologic Technologies to further develop and scale production of its Plant Cell Matrix™ and BioFactoryTM technologies—

Roseville, MN – March 2, 2023 – Calyxt, Inc. (Nasdaq: CLXT), a plant-based synthetic biology company, today announced operating and financial results for its fourth quarter ended December 31, 2022.

Merger Agreement with Cibus

On January 17, 2023, Calyxt announced it had entered into a definitive merger agreement with Cibus Global, LLC (Cibus), a leader in precision gene editing in agriculture, under which Calyxt and Cibus will merge in an all-stock transaction. The merger will create a new industry-leading company that combines the two pioneers in agriculture-based gene editing and establishes one of the world’s most sophisticated facilities for trait development and next-generation plant breeding.

Under the terms of the merger agreement, Calyxt will issue shares of its common stock to Cibus shareholders in an exchange ratio such that upon completion of the merger, Calyxt shareholders will own approximately 5% of the combined company, subject to adjustments permitted by the merger agreement. The Boards of Directors of both companies have unanimously approved the transaction. Concurrent with the execution of the merger agreement, certain officers of Calyxt, all of Calyxt’s directors, and Cellectis S.A., Calyxt’s largest shareholder, executed support agreements in favor of the merger. These support agreements provide 49.8% approval from Calyxt shareholders. A majority of Cibus’ shareholders have also provided support agreements in favor of the transaction. The merger is expected to close in the second quarter of 2023, subject to customary closing conditions, including approval of the merger by the shareholders of Calyxt.

“Cibus is an excellent strategic fit for Calyxt given our complementary technology platforms, and the merger provides a great opportunity to leverage multiple synergies to drive innovation and shareholder value,” said Michael A. Carr, President and Chief Executive Officer of Calyxt. “I am deeply proud of the significant accomplishments made by our team and their commitment to further the science of biotechnology and synthetic biology in significant ways.”

Upon closing of the transaction, the combined company, renamed Cibus Inc., is expected to trade on the Nasdaq Capital Market under the proposed ticker symbol CBUS. The current Cibus management team will lead the new combined organization with Rory Riggs assuming the roles of Chair of the Board of Directors and Chief Executive Officer. Corporate headquarters for the combined company will be located in San Diego, California and Calyxt’s offices, laboratory, and breeding facilities in Roseville, Minnesota will remain operational as a key site for the combined company.

On February 14, 2023, Calyxt filed a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission. The Registration Statement contains a preliminary proxy statement / prospectus in connection with the transaction. Although the Registration Statement has not yet become effective and the information contained therein is subject to change, it provides important information about Calyxt and the proposed transactions.

Other key accomplishments in the fourth quarter of 2022, and through the date of this press release, include the following:

Current Customer Projects Under Development are on Track

•

Calyxt continued to progress the pilot project for a major consumer packaged goods company with delivery of initial quantities of a plant-based chemistry for customer evaluation expected in the second quarter of 2023.

•

Calyxt continued to progress the development of its soybean-based palm oil alternative plant trait and it achieved the first milestone payment in the fourth quarter of 2022, with the overall project scheduled for completion in the first quarter of 2024, at which time the second milestone payment would be due.

Signed Agreement with Global Infrastructure Partner to Enable Growth and Scale of Calyxt’s Proprietary Plant Cell Matrix and BioFactory Technologies

•

On October 6, 2022, Calyxt announced that it signed an agreement with a manufacturing partner, Evologic Technologies GmbH (Evologic), to further develop and scale Calyxt’s proprietary Plant Cell Matrix (PCMTM) and BioFactory technologies. Evologic’s contract development and manufacturing services, based on its proprietary bioprocessing platform and technology, supports companies delivering unique and sustainable bioproducts. Under the terms of the agreement, Evologic will work alongside Calyxt to grow and scale Calyxt’s proprietary PCM structures and is currently scaling one PCM for Calyxt.

Additional Updates

•

In early November 2022, Calyxt reached a settlement with one of its technology vendors regarding alleged intellectual property infringement. As a result of the settlement, Calyxt received $750 thousand in the fourth quarter of 2022 and received another $750 thousand earlier in the first quarter of 2023.

Financial Results for the Three Months Ended December 31, 2022

•	Cash, cash equivalents, and restricted cash totaled $3.5 million as of December 31, 2022.

•

Revenue was nominal in the fourth quarter of 2022 compared to $1.9 million in the fourth quarter of 2021. The decrease in revenue was driven by the late 2021 completion of the wind-down of the Company’s soybean product line. Revenue in the fourth quarter of 2022 was primarily associated with the Company’s agreement with a food ingredient manufacturer to develop a palm oil alternative.

•

Total operating expenses were $3.4 million in the fourth quarter of 2022 compared to $6.6 million in the fourth quarter of 2021. The decrease was driven by actions taken by management to lower Calyxt’s operating expenses.

•	Cash runway, considering interim funding to be provided by Cibus as described in the Merger Agreement, is sufficient to fund operations through the second quarter of 2023.

About Calyxt

Calyxt (Nasdaq: CLXT) is a plant-based synthetic biology company. Calyxt leverages its proprietary PlantSpring™ technology platform and Plant Cell Matrix™ structures to engineer plant metabolism to produce innovative high value plant-based chemistries for use in customers’ materials and products. As plant-based solutions, Calyxt’s synthetic biology products can be used in helping customers meet their sustainability targets and financial goals. Calyxt’s diversified offerings are primarily delivered through its proprietary BioFactory production system. For more information, visit www.calyxt.com.

PlantSpring, Plant Cell Matrix, PCM, BioFactory, and the Calyxt logo are trademarks of Calyxt, Inc. Any other trademarks belong to their respective owners.

Contact

Bill Koschak

(651) 425-1754

investors@calyxt.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “should,” “targets,” “will,” or the negative of these terms and other similar terminology. Forward-looking statements in this report include statements about the proposed merger with Cibus, including the anticipated Nasdaq listing of the combined company; the Company’s future financial performance, including its liquidity and capital resources, cash runway and its ability to continue as a going concern; its product pipeline and development; its business model and strategies for the development, commercialization and sales of commercial products; commercial demand for its synthetic biology solutions; the development and deployment of its PlantSpring technology platform; the ability to scale production capability for its BioFactory production system; potential development agreements, partnerships, customer relationships, and licensing arrangements and their contribution to its financial results, cash usage, and growth strategies; and anticipated trends in its business. These and other forward-looking statements are predictions and projections about future events and trends based on the Company’s current expectations, objectives, and intentions and are premised on current assumptions. The Company’s actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: adverse impacts if the conditions to the closing of the Transactions are not satisfied or if consummation of the Transactions is delayed; Calyxt’s ability to realize anticipated benefits of the proposed Transactions; Calyxt’s ability to maintain its continued listing on the Nasdaq Capital Market; any adverse impact of the Company’s cost reduction measures and the proposed Transactions on its relationship with employees and third-parties, including ongoing negotiations with potential customers; the impact of increased competition, including competition from a broader array of synthetic biology companies; competition for customers, partners, and licensees and the successful execution of development and licensing agreements; disruptions at its key facilities, including disruptions impacting its BioFactory production system; changes in customer preferences and market acceptance of its products; changes in market consensus as to what attributes are required for a product to be considered “sustainable”; the impact of adverse events during development, including unsuccessful pilot production of plant-based chemistries or field trials; the impact of improper handling of its product candidates during development; failures by third-party contractors; inaccurate demand forecasting or milestone and royalty payment projections; the effectiveness of commercialization efforts by commercial partners or licensees; disruptions to supply chains, including raw material inputs for its BioFactory; the impact of changes or increases in oversight and regulation; disputes or challenges regarding intellectual property; proliferation and continuous evolution of new technologies; management changes; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on the Company’s ability to execute on its business plan; ; and other important factors discussed in Part I, Item 1A, “Risk Factors” in the Company’s filings with the SEC, included in Part I, Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022 (its Annual Report) and its subsequent reports on Forms 10-Q and 8-K filed with the SEC. Any forward-looking statements made by management of the Company are based only on currently available information and speak only as of the date of this report. Except as otherwise required by securities and other applicable laws, the Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change.

Important Additional Information

In connection with the proposed transactions, Calyxt has filed materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 (the “Form S-4”), which includes a proxy statement of Calyxt for the stockholders of Calyxt and that will serve as a prospectus of Calyxt and an information statement of Cibus, and other documents relating to the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS, INCLUDING THE FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CALYXT, CIBUS AND THE PROPOSED TRANSACTIONS. After the Form S-4 is declared effective, the definitive proxy statement included in the Form S-4 will be mailed to Calyxt stockholders as of a record date to be established for voting on the matters to be considered at the Calyxt special meeting of stockholders being held in connection with the Transactions. The Form S-4, the proxy statement/prospectus included therein, and other materials filed by Calyxt with the SEC may be obtained free of charge from the SEC’s website (www.sec.gov) or from Calyxt by directing a request to: Calyxt, Inc., 2800 Mount Ridge Road, Roseville, MN 55113.

Participants in the Solicitation

Calyxt, Cibus and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of Calyxt is set forth in Calyxt’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 3, 2022, and its definitive proxy statement for its 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 19, 2022.

Other information regarding persons who may, under the rules of the SEC, be deemed to be participants in the proxy solicitation and a description of their interests in the transaction, by security holdings or otherwise, are included in the proxy statement/prospectus included in the

Form S-4 and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Calyxt or the SEC’s website, as indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Calyxt, Cibus or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made in the United States except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, a public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone or internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

CALYXT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value and Share Amounts)

	December 31, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$3,427	$13,823
Restricted cash	99	499
Prepaid expenses and other current assets	606	859

Total current assets	4,132	15,181
Non-current restricted cash	—	99
Land, buildings, and equipment	4,516	21,731
Operating lease right-of-use assets	13,615	—
Other non-current assets	158	183

Total assets	$22,421	$37,194

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$340	$1,260
Accrued expenses	173	339
Accrued compensation	107	2,522
Due to related parties	175	172
Current portion of financing lease obligations	97	370
Common stock warrants	291	—
Other current liabilities	479	191

Total current liabilities	1,662	4,854
Financing lease obligations	—	17,506
Operating lease obligations	13,447	—
Other non-current liabilities	79	702

Total liabilities	15,188	23,062

Stockholders’ equity:
Common stock, $0.0001 par value; 275,000,000 shares authorized; 48,944,771 shares issued and 48,844,619 shares outstanding as of December 31, 2022, and 38,874,146 shares issued and 38,773,994 shares outstanding as of December 31, 2021	5	4
Additional paid-in capital	220,422	211,263
Common stock in treasury, at cost; 100,152 shares as of December 31, 2022, and December 31, 2021	(1,043)	(1,043)
Accumulated deficit	(212,151)	(196,092)

Total stockholders’ equity	7,233	14,132

Total liabilities and stockholders’ equity	$22,421	$37,194

CALYXT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands Except Shares and Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$42	$1,943	$157	$25,987
Cost of goods sold	—	2,004	—	28,557

Gross profit	42	(61)	157	(2,570)
Operating expenses:
Research and development	2,346	2,862	11,553	11,335
Selling, general, and administrative	1,009	3,787	10,974	15,427

Total operating expenses	3,355	6,649	22,527	26,762

Loss from operations	(3,313)	(6,710)	(22,370)	(29,332)
Gain upon extinguishment of Payroll Protection Program loan	—	—	—	1,528
Interest, net	(7)	(355)	(87)	(1,414)
Non-operating income (expenses)	483	8	5,566	19

Loss before income taxes	(2,837)	(7,057)	(16,891)	(29,199)
Income taxes	—	—	—	—

Net loss	$(2,837)	$(7,057)	$(16,891)	$(29,199)

Basic and diluted net loss per share	$(0.06)	$(0.18)	$(0.37)	$(0.78)

Weighted average shares outstanding – basic and diluted	48,442,861	38,277,279	45,997,525	37,475,763

Anti-dilutive stock options, restricted stock units, performance stock units, and common stock warrants	15,960,659	6,001,405	15,960,659	6,001,405